Exhibit 99.1

Contact:
Brendan Lahiff, Sr. Investor Relations Manager
Intersil Corporation
(408) 546-3399
investor@intersil.com

Intersil Corporation Announces Stock Repurchase Program

Milpitas, CA, August 6, 2012 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog and mixed-signal semiconductors, today announced that Intersil’s Board of Directors has authorized the repurchase of up to $50 million of the company’s common stock.

“This stock repurchase announcement signals our confidence in the long term performance of our business model and our commitment to continuously improve the rate of return for our shareholders.” said Dave Bell, President and Chief Executive Officer.

Under the program, repurchases of Intersil Corporation common stock may be made through open market transactions, block trades, privately negotiated transactions or other means. Any repurchase activity will depend on factors such as working capital needs, cash requirements for investments, debt repayment obligations, stock price, and other economic and market conditions.  There is no guarantee as to the exact number of shares or value thereof that will be repurchased under the stock repurchase program.  The stock repurchase program expires in 12 months and may be limited or terminated at any time before the end of the period without any prior notice.

At the end of the second quarter of 2012, Intersil’s cash and short term investments totaled $316.1 million. As of June 29, 2012, there were approximately 127.6 million shares outstanding.

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The company's products address some of the fastest growing markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of our winning team, visit our website and career page at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.